SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2013

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The issuer is filing this amendment to the Form 8-K previously filed on February 1, 2013 for purposes of amending the first sentence of the first paragraph under Item 7.01.  The termination of the Memorandum of Understanding described below was effective as of January 28, 2013.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

Effective January 28, 2013, the Comptroller of the Currency, the primary federal regulator for Citizens Community Bancorp, Inc. (the "Company") and its wholly owned subsidiary bank, Citizens Community Federal, terminated the Memorandum of Understanding dated December 23, 2009 which formerly imposed certain restrictions on the bank's operation.  A copy of the Company's press release related to such termination that was issued on February 1, 2013 is attached as Exhibit 99.1 to this report.  The attached Exhibit 99.1 is furnished pursuant to Item 7.01 of Form 8-K.

The information in this Form 8-K, including Items 7.01 and 9.01, and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibit is being furnished herewith:

99.1 -- Press Release of Citizens Community Bancorp, Inc. issued February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  February 1, 2013
BY /s/ Mark Oldenberg
            Mark Oldenberg, Chief Financial Officer